Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Completes Acquisition of Centric Financial Corporation
Indiana, PA, February 1, 2023 - First Commonwealth Financial Corporation (NYSE: FCF) (“First Commonwealth”) today announced that it has completed its previously-announced acquisition of Centric Financial Corporation (OTCPink: CFCX) (“Centric”), the parent company of Harrisburg, Pennsylvania based Centric Bank, effective February 1, 2023.
“We are pleased to announce the completion of the merger with Centric and are excited to build upon the terrific relationships that Centric has developed over the years,” said President and Chief Executive Officer T. Michael Price. “This combination expands our presence into the attractive Pennsylvania markets in and around Harrisburg, Lancaster, Devon and Doylestown. Centric is well-respected within these communities with proven leadership. Our mission is to improve the financial lives of our neighbors and their businesses and we look forward to carrying out this mission with our new Centric teammates for many years to come.”
In connection with the closing of the merger, First Commonwealth’s Board of Directors has appointed former President and CEO of Centric, Patricia A. Husic, to its board of directors.
Following a full systems conversion, Centric Bank customers will be able to access First Commonwealth’s network of 55,000 surcharge-free ATMs worldwide, as well as 126 retail offices located across Pennsylvania and Ohio.
Customers will also have access to additional products and services, including mortgage and personal loans, wealth management and insurance, and enhanced online banking, BillPay, mobile banking and mobile payment solutions. Commercial customers will have access to a wide array of financing solutions, a full line of cash management services and a set of payment processing options to help manage credit and debit card transaction processing.
For a complete listing of First Commonwealth’s products and services as well as office and ATM locations, please visit www.fcbanking.com or by calling the Engagement Center at (800) 711-BANK (2265). TTY/TDD services are available for the speech and hearing impaired at (877) 816-1801.
About First Commonwealth Financial Corporation
First Commonwealth (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 banking offices in 30 counties throughout Pennsylvania and Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.

Forward-Looking Statements
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the merger transaction between First Commonwealth Financial Corporation and Centric Financial Corporation. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control. In addition to factors previously disclosed in reports filed by First Commonwealth with the Securities and Exchange Commission, risks and uncertainties relating to the merger transaction and the integration of Centric Bank into First Commonwealth after the merger include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Centric Bank’s operations with those of First Commonwealth will be materially delayed or will be more costly or difficult than expected; diversion of management's attention from ongoing business operations and opportunities; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on First Commonwealth’s, Centric Bank’s or the combined company's respective customer relationships and operating results; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, First Commonwealth assumes no obligation to update any forward-looking statement.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com